EX-99.B-77Q1(g)

                        UNITED ASSET STRATEGY FUND, INC.

SUB-ITEM 77Q1(g)    Agreement and Plan of Reorganization and

                    Termination


                    Agreement and Plan of Reorganization and Termination filed by EDGAR on May 19, 1999, (accession number 0000950146-99-001182) pursuant to Rule 497 as Appendix A to the Combined Proxy Statement and Prospectus of United Asset Strategy Fund, Inc. (incorporated by reference herein).